Exhibit 99.1

Press Release

Encore Capital Group Elects New Chairman

SAN DIEGO, August 28, 2008 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG) announced today the appointment of George Lund, a current member of the Board and its Audit Committee, to the Chairmanship of the Board. Mr. Lund, who was elected to the Board in September 2007, brings 20 plus years of senior executive experience from the banking and credit card industry to the Chair and is part of the Board’s commitment to increase the company’s growth and to provide additional executive and strategic support to the management team. Prior to joining Encore’s Board, Mr. Lund was Chairman and CEO of BANKFIRST and led its growth from $20 million to $1 billion in assets. His extensive expertise and relationships in the specialty finance and consumer debt origination and collection areas will provide Encore’s President and CEO, J. Brandon Black, and his senior management team with greater depth to evaluate and capitalize on new growth opportunities.

Mr. Lund’s election is another milestone in Encore’s demonstrated progress since J.C. Flowers & Co., FPK Capital and Red Mountain Capital Partners made a substantial investment in the company in April 2007. Mr. Black noted, “In the last sixteen months, Encore has focused its operations on its core competencies, strengthened its balance sheet, improved its collections capabilities and significantly increased its committed credit facility.”

Commenting on his new appointment, Mr. Lund said, “Encore is that rare company where managerial excellence has been combined with strong Board involvement and major stockholder support. Encore is poised to enjoy significant growth in its core business and capitalize on the opportunities associated with the inevitable shakeout in the consumer credit industry. I have made a significant financial investment in Encore and am looking forward to working with Brandon, his team and the Board to move the company to the next level.”

Carl C. Gregory III, the immediate past Chairman of the Board, has agreed to remain on the Board until the next annual meeting. Mr. Lund observed, “Carl’s successful record as the previous CEO of Encore for many years and its Chairman more recently is a great credit to him and is exemplified by his oversight of the smooth transition from one major stock ownership group to another.” Mr. Black remarked, “I am personally grateful to Carl for driving us to set the standard in the debt purchasing and collections industry and for being a great mentor to me and other members of my management team. Looking ahead, I am excited about working with George to ensure that we make the most of the tremendous opportunities in front of us.”

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the Company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding future operating results and industry trends. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

SOURCE Encore Capital Group, Inc.